Exhibit 99

              Sales OnLine Direct to Change Name to Paid, Inc. and
                   Require Mandatory Exchange of Certificates

WORCESTER, MA - November 24, 2003 -- Sales OnLine Direct, Inc. (OTCBB: PAID), today announced that it will change its name to Paid, Inc. effective December 8, 2003. The Company's shareholders overwhelmingly approved the name change.

As part of the name change, all stock certificates representing shares of common stock of the Company must be exchanged for new certificates. The Company's stock will be given a new CUSIP number though the CUSIP Service Bureau, and a new trading symbol will be assigned.

The exchange of certificates will be mandatory for all holders. The Company's transfer agent will notify stockholders and brokers regarding the new CUSIP number and trading symbol and procedures for exchanging the certificates. Stockholders who hold stock certificates will be required to exchange their certificates. Stockholders who hold their shares in street name with a broker will not be required to take any action, unless their broker tells them otherwise. Instead, the brokers will exchange the certificates. The transfer agent will deliver new certificates back to the stockholders and brokers promptly.

"We intend to use the new name to better brand our Company and services, including the Company's online auction and e-commerce management tools," stated Richard Rotman, Sales OnLine Direct CFO.

In addition to the name change, the Company has amended its bylaws to require that stock certificates include the name of the beneficial owner.

"We believe that this new bylaws requirement will help the Company communicate more efficiently and cost effectively with its stockholders," says Greg Rotman, Sales OnLine Direct CEO.

About Sales OnLine Direct and Rotman Auction

Sales OnLine Direct, http://www.paid.com, maintains and develops portals and web sites for various companies and industries. The Company has focused its efforts on the antique and collectible industry, offering the "Ask the Appraiser" online appraisal service, marketing and publishing the "Maloney's Antiques and Collectibles Resource Directory" and developing web sites that enhance the user's experience. Through web hosting and managed services, Sales OnLine Direct has provided e-business solutions to many different companies including their own Rotman Auction division. This division sells tens of thousands of items per year through auction, direct sales, and special events and is a certified eBay Platinum Power Seller. The Company has developed its patent pending "AI Suite" (http://www.auctioninc.com/) of software to increase revenues and reduce overhead for sellers on eBay, and offers these essential e-tools to other companies. Through recent initiatives, Sales OnLine Direct is establishing itself as one of

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the most important collectibles portals, and online auction services and technology providers to the collectibles industry. The Company's common stock is traded on the Nasdaq OTC Bulletin Board under the symbol "PAID."

Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events, including matters related to the Company's operations. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-KSB with the Securities and Exchange Commission.

Contact:

    Media Contact: Julie Shepherd, Accentuate PR, (815) 479-1833, Julie@paid.com Investor Contact, Dennis Evanson, (719) 534-0292, dennis@paid.com